Exhibit 10.14

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH PATENT

LICENSE AND KNOW-HOW AGREEMENT

This Patent License and Know How Agreement (“Agreement”) is by and between Mayo Foundation for Medical Education and Research, a Minnesota charitable corporation, located at 200 First Street SW, Rochester, Minnesota 55905-0001 (“MAYO”), and Rancho Santa Fe Bio, Inc., a Delaware corporation (“COMPANY”), having a place of business at PO Box 2833, Rancho Santa Fe, CA 92067, each a “Party,” and collectively “Parties”.

WHEREAS, MAYO desires to make its intellectual and tangible property rights available for the development and commercialization of products, methods and processes for public use and benefit;

WHEREAS, COMPANY represents itself as being knowledgeable in developing and commercializing therapeutic technology; and

WHEREAS, MAYO is willing to grant and COMPANY is willing to accept an exclusive license under such rights for the purpose of developing such technology.

NOW THEREFORE, in consideration of the foregoing and the terms and conditions set forth below, the Parties hereby agree as follows:

Article 1.00 – Definitions

For purposes of this Agreement, the terms defined in this Article will have the meaning specified and will be applicable both to the singular and plural forms:

1.01 For MAYO, “Affiliate”: any corporation or other entity within the same “controlled group of corporations” as MAYO or its parent MAYO Clinic. For purposes of this definition, the term “controlled group of corporations” will have the same definition as Section 1563 of the Internal Revenue Code as of November 10, 1998, but will include corporations or other entities which if not a stock corporation, more than fifty percent (50%) of the board of directors or other governing body of such corporation or other entity is controlled by a corporation within the controlled group of corporations of MAYO or Mayo Clinic. MAYO’s Affiliates include, but are not limited to: Mayo Clinic; Mayo Collaborative Services, LLC; Mayo Clinic Hospital, Rochester; Mayo Clinic Florida; Mayo Clinic Arizona; and its Mayo Clinic Health System entities.

For COMPANY, “Affiliate”: any corporation or other entity that controls, is controlled by, or is under common control with, COMPANY. For purposes of this definition, “control” means ownership of: (a) at least fifty percent (50%) or the maximum percentage, if less than fifty percent (50%), as allowed by applicable law, of the outstanding voting securities of such entity; or (b) at least fifty percent (50%) of the decision-making authority of such entity.

1.02 “Change of Control”: (a) the acquisition of COMPANY by another person or entity by means of any transaction or series of related transactions (including any stock transfer or series of transfers, reorganization, merger or consolidation, but excluding any Equity Financings or other transfer of stock of the Company not involving an acquisition) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of COMPANY; or (b) a sale of all or substantially all of the assets of COMPANY to which this Agreement relates.

1.03 “Confidential Information”: all proprietary unpublished or nonpublic information or materials including, but not limited to, written, oral or virtually presented information and such items as electronic media products, trade secrets, financial information, equipment, databases and the like provided by one Party to the other under this Agreement, or which is observed by a Party while on the other Party’s premises. Confidential Information does not include any information or material that receiving party evidences is: (a) already known to the receiving party at the time of disclosure (other than from the disclosing party); (b) publicly known other than through acts or omissions of the receiving party; (c) disclosed to the receiving party by a third party who was not and is not under any obligation of confidentiality; or (d) independently developed by employees of the receiving party without knowledge of or access to the Confidential Information.

1.04 “Effective Date”: December 6, 2019.

1.05 “Field”: therapeutic treatment of cardiovascular diseases in humans and any other fields of use described in the Patent Rights.

1.06 “Know-How”: research and development information, materials, technical data, unpatented inventions, trade secrets, know-how and supportive information of [***] in the Field, (a) owned and controlled by MAYO as of the Effective Date, to the extent it is necessary for the development or manufacture of a Licensed Product or (b) which is provided to COMPANY [***] during [***] participation on COMPANY’s Scientific Advisory Board as described in Section 2.03 [***].

1.07 “Licensed Product”: any product or process: (a) described by a pending claim of the Patent Rights; (b) the manufacture, use, sale, offer for sale or importation of which infringes an issued claim of the Patent Rights, or that would infringe but for the exception in 35 U.S.C. §271(e)(1), or similar exception in the United States or other countries; (c) the manufacture, use, sale, offer for sale or importation of which is protected by Regulatory Exclusivity; or (d) the development, manufacture, use, sale, offer for sale or importation of which incorporates, uses, was derived from, identified by, validated or developed in whole or in part using the Know-How or Materials.

1.08 “Materials”: Biological specimens or other tangible property provided by MAYO to COMPANY.

1.09 “Net Sales”: the amount invoiced by COMPANY or, in the case of a permitted sublicense, a Sublicensee for the transfer of a Licensed Product to a third party, less documented:

[***].

Net Sales accrues with the first of delivery or invoice.

1.10 “Patent Rights”: (a) the U.S. and foreign patents listed in Exhibit A and provisionals, divisionals, continuations, and continuations-in-part (but only for subject matter supported pursuant to 35 U.S.C. §112 by the foregoing) therefrom, patents issuing thereon, re-examinations and re-issues thereof, as well as extensions and supplementary protection certificates and any foreign counterpart of any of the foregoing and (b) any future patent rights owned by MAYO that directly claim any new invention, discovery, or material within the Field conceived by Dr. Jordan Miller solely during his participation on COMPANY’s Scientific Advisory Board as described in Section 2.03.

1.11 “Equity Financing”: any sale of preferred stock, common stock, convertible notes, warrants, options or other equity or rights to acquire equity, for cash or other consideration, other than pursuant to the exercise of previously outstanding rights and except for any consulting agreement, employment agreement, employment offer letter and the like.

1.12 “Regulatory Exclusivity”: means, with respect to any country in the Territory, an additional market protection, other than those covered under the Patent Rights, granted by a regulatory authority in such country which confers an exclusive commercialization period during which COMPANY or its Affiliates or any Sublicensees have the exclusive right to market and sell a Licensed Product in such country through a regulatory exclusivity right, including, but not limited to: new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, or any applicable data exclusivity and any international equivalents.

1.13 “Sublicensee”: any third party or any Affiliate to whom COMPANY has conveyed rights or the forbearance of suit under the Patent Rights, Know-How or Materials.

1.14 “Sublicense Income”: consideration in any form received by COMPANY from each Sublicensee, excluding [***]. Sublicense Income shall include all fees, payments, equity, research and development funding in excess of COMPANY’s reasonable and documented costs of performing such research and development, and any consideration received for an equity interest in, extension of credit to, or other investment in COMPANY, to the extent such consideration exceeds the fair market value as promptly determined by agreement of the Parties or by an independent appraiser mutually agreeable to the Parties.

1.15 “Term”: begins on the Effective Date and ends, subject to Article 10 (Term and Termination), upon the expiration date of the last to expire of the Patent Rights or Regulatory Exclusivity.

1.16 “Territory”: worldwide.

Article 2.00 - Grant of Rights

2.01 GRANT. Subject to the terms and conditions of this Agreement, MAYO grants to COMPANY: (a) an exclusive license with the right to sublicense, within the Field and Territory, under the Patent Rights to make, have made, use, offer for sale, sell, and import Licensed Products; and (b) a nonexclusive license, with or without the right to sublicense, within the Field and Territory, to use the Know-How and Materials to develop, make, have made, use, offer for sale, sell, and import Licensed Products.

During the [***] following the last signature hereto (the “Technology Transfer Period”), MAYO will provide reasonable access to necessary personnel to transfer Know-How or Materials, but in no event shall MAYO be required to provide any Know-How or Materials in tangible form if it does not exist in tangible form as of the Effective Date, and in no event shall MAYO be required to provide more than [***] hours of service of such access.

2.02 RESERVATION OF RIGHTS. All rights herein are subject to: (a) the rights and obligations to and requirements of the U.S. government, if any have arisen or may arise, regarding the Patent Rights, including as set forth in 35 U.S.C. §§200 et al., 37 C.F.R. Part 401 et al. (“Bayh-Dole Act”); and (b) MAYO’s and its Affiliates’ reserved, irrevocable right to practice and have practiced the Patent Rights in connection with MAYO’s and its Affiliates’ educational, research and clinical programs, including MAYO’s reference laboratory, Mayo Collaborative Services, LLC, and Mayo Clinic Care Network. COMPANY agrees to comply with the provisions of the Bayh-Dole Act, including promptly providing to MAYO with information requested to enable MAYO to meet its compliance requirements and substantially manufacturing Licensed Product in the U.S. so long as the rights reserved under this Section 2.02(b) do not conflict in any manner with the Company’s rights to commercialize the Licensed Products and utilize the Patent Rights in any manner described herein.

2.03 Scientific Advisory Board. COMPANY shall assemble a Scientific Advisory Board (SAB) consisting of experienced thought leaders in the Field. For a period of [***] from the Effective Date, subject to MAYO policies and as long as [***], [***] shall participate on the SAB. After the Technology Transfer Period terminates, COMPANY shall compensate MAYO for [***] Know-How [***] up to [***].

2.04 NO OTHER RIGHTS GRANTED. This Agreement does not grant any right, title or interest in or to any tangible or intangible property right of MAYO or its Affiliates, including any improvements thereon, or to any patent rights or know-how or materials outside the Field or Territory that is not expressly stated in Section 2.01 (Grant). All such rights, titles and interests are expressly reserved by MAYO and COMPANY agrees that in no event will this Agreement (i) exhaust any such MAYO patent rights, or (ii) be construed as a sale, an assignment or an implied license by MAYO or its Affiliates to COMPANY of any such tangible or intangible property rights.

2.05 SUBLICENSES. Any sublicense by COMPANY shall be to a Sublicensee that agrees in writing to be bound by substantially the same terms and conditions as COMPANY herein, excluding financial terms and conditions, or such sublicense shall be null and void. Sublicenses granted hereunder shall not be transferable, including by further sublicensing, delegatable or assignable without the prior written approval of MAYO or such further sublicensing, delegation or assignation shall be null and void. COMPANY will provide MAYO with a copy of each sublicense agreement promptly after execution. COMPANY is responsible for the performance of all Sublicensees as if such performance were carried out by COMPANY itself, including the payment of any royalties or other payments provided for hereunder triggered by such Sublicense, regardless of whether the terms of any sublicense require that Sublicensee pay such amounts (such as in a fully paid-up license) to COMPANY or that such amounts be paid by the Sublicensee directly to MAYO. Each sublicense agreement shall name MAYO as a third party beneficiary and, unless MAYO has provided written consent, all rights of Sublicensees shall terminate when COMPANY’s rights terminate. COMPANY shall not grant any fully-paid up, royalty-free or exclusive sublicenses without MAYO’s prior written consent.

Article 3.00 - Royalties

3.01 UP-FRONT. Within [***] of the Effective Date, COMPANY will issue to MAYO shares of common stock equivalent to twenty-seven and one-half percent (27.5%) of fully diluted shares of COMPANY common stock (the “Shares”) as partial consideration for entering into this agreement. Shares will be delivered to MAYO pursuant to the terms of a Subscription Agreement in the form of Exhibit D (Subscription Agreement), hereto, entered into by and between MAYO and COMPANY. A capitalization table for COMPANY as of the Effective Date is attached hereto as Exhibit E (Capitalization Table). Thereafter, COMPANY will issue MAYO additional shares of common stock of the COMPANY to maintain such twenty-seven and one-half percent (27.5%) ownership until such time as the COMPANY has completed an Equity Financing for the COMPANY for an aggregate of [***] in proceeds to the COMPANY, [***].

3.02 MILESTONE FEES. COMPANY will pay the following nonrefundable and noncreditable milestone fees to MAYO for each Licensed Product developed by COMPANY upon the first achievement of the following events:

	EVENT	MILESTONE PAYMENT
1	[***]	[***]
2	[***]	[***]
3	[***]	[***]
4	[***]	[***]

3.03 EARNED ROYALTIES. COMPANY will make nonrefundable and noncreditable earned royalty payments (“Earned Royalties”) to MAYO of:

(i) For Net Sales of Licensed Products defined under Section 1.07 (Licensed Product) (b) or (c):

Annual Net Sales of Each Licensed Product	Applicable Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]

(ii) [***]:

[***]

3.04 SUBLICENSE INCOME ROYALTY. COMPANY will make nonrefundable and noncreditable payments to MAYO of [***] of Sublicense Income. The Sublicense Income is payable as described in Section 4.01 (Reports and Payment). In the event that COMPANY receives an FDA priority review voucher or similar transferrable asset based on a submission relating to a Licensed Product and elects to sell or otherwise transfer such asset, COMPANY will share [***] of any consideration in any form received by COMPANY in exchange.

3.05 BEST PRICE. MAYO may, at its sole option, purchase the Licensed Product for use within MAYO’s and its Affiliates’ educational, research and clinical programs in any quantity at the prior year’s best net price offered by COMPANY to any commercial end user [***]. The prior year’s best net price will be determined on each January 1st will be reported to MAYO with the report due February 1st pursuant to Section 4.01 (Reports and Payment), and will apply for the 12-month period starting March 1st of such year. COMPANY will also report such sales to MAYO as part of the royalty report described in Section 3.03 (Earned Royalties), however, pursuant to Section 3.03 (Earned Royalties), no royalties are due on sales to MAYO or MAYO Affiliates.

3.06 CHANGE OF CONTROL. COMPANY will make a nonrefundable and noncreditable payment to MAYO of FIVE HUNDRED THOUSAND DOLLARS ($500,000) upon each occurrence of a Change of Control.

3.07 TAXES. COMPANY is responsible for all taxes, duties, import duties, assessments and other governmental charges, however designated, which are now or hereafter imposed by any authority on COMPANY: (a) by reason of the performance by MAYO of its obligations under this Agreement, or the payment of any amounts by COMPANY to MAYO under this Agreement; (b) based on the Patent Rights; or (c) related to use, sale or importation of the Licensed Product. Any withholding taxes that COMPANY is required by law to withhold on remittance of the royalty payments shall be paid forthwith to MAYO in an amount which shall result in the net amount being received by MAYO being equal to the amount which would have been received by MAYO had no such deduction or withholding been made. If necessary, COMPANY will obtain, or assist MAYO in obtaining, any tax reduction (including avoidance of double taxation), tax refund or tax exemption available to MAYO by treaty or otherwise.

3.08 U.S. CURRENCY. All payments to MAYO under this Agreement will be made by draft drawn on a U.S. bank, and payable in U.S. dollars. In the event that conversion from foreign currency is required in calculating a payment under this Agreement, the exchange rate used shall be the Interbank rate quoted by US Bank at the end of the last business day of the quarter in which the payment accrued.

3.09 OVERDUE PAYMENTS. If overdue, the payments due under this Agreement shall bear interest until paid at a per annum rate of [***] above the prime rate in effect at US Bank on the due date. MAYO shall be entitled to recover, in addition to all other remedies, reasonable attorneys’ fees and costs related to the administration or enforcement of this Agreement, including collection of payments, following COMPANY’s such failure to pay. The acceptance of any payment, including such interest, shall not foreclose MAYO from exercising any other right or seeking any other remedy that it may have as a consequence of the failure of COMPANY to make any payment when due.

Article 4.00 - Accounting and Reports

4.01 REPORTS AND PAYMENT. COMPANY will deliver to MAYO on or before the following dates: [***], a written report setting forth a full accounting showing how any amounts due to MAYO for the preceding calendar half-year have been calculated as provided in this Agreement, including an accounting of total Net Sales with a reporting of any applicable foreign exchange rates, deductions, allowances, and charges and any payments due from Sublicensees. Each report will include product names, part numbers and quantity sold for each country in which the Licensed Product was sold. Furthermore, the report will include detailed information about Licensed Products sold to MAYO or MAYO Affiliates at cost, pursuant to Section 3.03 (Earned Royalties) or 3.05 (Best Price) . If no Licensed Product transfers have occurred and no other amounts are due to MAYO, COMPANY will submit a report so stating. Each such report will be accompanied by the payment of all amounts due for such calendar half-year.

4.02 ACCOUNTING. COMPANY will, throughout the Term, keep complete, continuous, true and accurate books of accounts and records sufficient to support and verify the calculation of Net Sales, all royalties and any other amount believed due and payable to MAYO under this Agreement. Such books and records will be open at all reasonable times for inspection by a representative of MAYO for audit and verification of royalty statements or of compliance with other aspects of this Agreement. The MAYO representative will treat as confidential all relevant matters and will be a person or firm reasonably acceptable to COMPANY. In the event such audit reveals an underpayment by COMPANY, COMPANY will within [***] pay the royalty due in excess of the royalty actually paid. In the event the audit reveals an underpayment by COMPANY of more than [***] of the amount due, COMPANY will pay interest on the royalty due in excess of the royalty actually paid at the highest rate then permitted by law. In either event, COMPANY will pay all of MAYO’s costs in conducting the audit.

Article 5.00 - Diligence

5.01 DEVELOPMENT PLAN. COMPANY will make [***] to bring Licensed Products to market in the Field in the Territory. COMPANY has provided MAYO with a development plan that describes how COMPANY intends to bring Licensed Products to market, attached to this Agreement as Exhibit B, Development Plan, incorporated herein by reference.

5.02 DEVELOPMENT MILESTONES. In partial satisfaction of its obligations to bring Licensed Products to market, COMPANY will achieve the following commercial development milestones by the dates set forth below. COMPANY will promptly notify MAYO upon the achievement each of the development milestones, identify whether COMPANY or a Sublicensee is responsible for the achievement of such milestone, and the actual date of such achievement.

DEVELOPMENTAL MILESTONES
MILESTONE	DATE
[***]	[***]
[***]	[***]
[***]	[***]

5.03 DILIGENCE REPORTS. COMPANY will provide MAYO with annual reports within [***] of each anniversary of the Effective Date describing in detail: (a) as of that reporting period, all development and marketing activities for each Licensed Product and the names of all Sublicensees, including which of the Sublicensees are Affiliates; and (b) an updated development plan for the next annual period. MAYO shall have the right to audit COMPANY’s and Sublicensees’ records relating to development of Licensed Products.

Article 6.00 – Intellectual Property Management

6.01 CONTROL. [***] will have the first right to prepare, file, prosecute, abandon, or otherwise handle the Patent Rights with prior advice and comment from [***]. [***] shall pay all costs and expenses associated with the filing, prosecution and maintenance of the Patent Rights arising during the Term. Within [***] of an Equity Financing totaling [***] or more, [***] shall pay all costs and expenses associated with the filing, prosecution and maintenance of the Patent Rights arising before the Term that are currently of the effective date equal to [***] (current estimate). The [***] current plan for patent filing fees is attached as Exhibit C hereto. In the event [***] desires to transfer the prosecution of any of the Patents Rights to new patent counsel, [***]’s written consent shall be obtained, which consent shall not be unreasonably withheld or delayed. In the event that the [***] decides to abandon certain patents within the Patent Rights, [***] shall so inform [***] within at least [***] of taking the action or failing to act, which would cause such abandonment of rights. Should [***] choose to continue the prosecution or maintenance of the said patents(s) within the Patent Rights, [***] shall pay the cost of such activity, and the license to the [***] for the said patents(s) within the Patent Rights shall terminate. [***] shall have sole control over the protection, defense, enforcement, maintenance, abandonment and other handling of the Know-How and Materials. [***] will have no liability to [***] for any act or omission in the preparation, filing, prosecution, maintenance, abandonment, or other handling of the Patent Rights and Know-How and Materials.

6.02 ENFORCEMENT. If [***] becomes aware of a third party infringement of any unexpired claim within the Patent Rights, [***] will promptly provide [***] with written notice and provide [***] a sample of the alleged infringing article. In the event [***] agrees that the article infringes one more claims of the Patent Rights, the Parties will confer to decide upon an appropriate course of action, if any, to take against the infringer in view of all of the circumstances then existing. [***] shall not be required to join such action unless it has agreed to do so in writing prior to the commencement thereof, or unless deemed by the court as a necessary party.

6.03 PATENT TERM EXTENSION. [***] shall consult with [***] in selecting the patent covering each Licensed Product for patent term extension for or supplementary protection certificate under in accordance with the applicable laws of any country. Each Party agrees to execute any documents and to take any additional actions as the other Party may reasonably request in connection therewith.

6.04 PATENT MARKING. To the extent commercially feasible, [***] will mark all Licensed Products that are manufactured or sold under this Agreement with the number of each issued patent within the Patent Rights that cover such Licensed Product(s). Any such marking will be in conformance with the patent laws and other laws of the country of manufacture or sale.

6.05 DEFENSE. [***] will have the first right, but not the obligation, to take any measures deemed appropriate by [***], regarding (a) challenges to the Patent Rights (including interferences, inter partes review, post grant review, cover business method, ex parte examination, or derivation proceedings in the U.S. Patent and Trademark Office and oppositions in foreign jurisdictions) and (b) defense of the Patent Rights (including declaratory judgment actions). [***] shall reasonably cooperate in any such measures if requested to do so by [***].

6.06 THIRD PARTY LITIGATION. In the event a third party institutes a suit against [***] for patent infringement involving a Licensed Product, [***] will promptly inform [***] and keep [***] regularly informed of the proceedings. [***] agrees to indemnify, defend and hold harmless [***] for any claims, demands or law suits related thereto.

Article 7.00 – Use of Name

7.01 USE OF NAME AND LOGO. COMPANY will not use for publicity, promotion or otherwise, any logo, name, trade name, service mark or trademark of MAYO or its Affiliates, including, but not limited to, the terms “MAYO®,” “MAYO Clinic®” and the triple shield MAYO logo, or any simulation, abbreviation or adaptation of the same, or the name of any MAYO employee or agent, without MAYO’s prior, written, express consent. MAYO may withhold such consent in MAYO’s absolute discretion. With regard to the use of MAYO’s name, all requests for approval pursuant to this Section must be submitted to the MAYO Clinic Public Affairs Business Relations Group, at the following e-mail address: [***] at least [***] prior to the date on which a response is needed.

Article 8.00 - Confidentiality

8.01 TREATMENT OF CONFIDENTIAL INFORMATION. Except as provided for in Section 8.02 (Right to Disclose), neither Party will disclose, use or otherwise make available the other’s Confidential Information during the Term and for [***] thereafter and will use at least the same degree of care it employs to protect its own confidential information.

8.02 RIGHT TO DISCLOSE.

(a) To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, COMPANY may disclose Confidential Information of MAYO to its Sublicensees, consultants, and outside contractors on the condition that each such entity or person agrees to obligations of confidentiality and non-use at least as stringent as those herein.

(b) To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, MAYO may disclose Confidential Information of COMPANY to its consultants and outside contractors on the condition that each such entity agrees to obligations of confidentiality and non-use at least as stringent as those herein.

(c) If a Party is required by law, regulation or court order to disclose any of the Confidential Information, it will have the right to do so, provided it: (i) promptly notifies the disclosing Party; and (ii) reasonably assists the disclosing Party to obtain a protective order or other remedy of disclosing Party’s election and at disclosing Party’s expense, and only disclose the minimum amount necessary to satisfy such obligation.

8.03 CONFIDENTIALITY OF AGREEMENTS. Except as otherwise required by law, the specific terms and conditions of this Agreement shall be Confidential Information but the existence and Field of this Agreement will not be Confidential Information and the Parties may state that COMPANY is licensed under the Patent Rights.

Article 9.00 – Warranties, Representations, Disclaimers and Indemnification

9.01 REPRESENTATIONS AND WARRANTIES OF COMPANY. COMPANY warrants and represents to MAYO that:

(a) it is experienced in the development, production, quality control, service, manufacture, marketing and sales of products similar to the subject matter of the Patent Rights, and that it will commit itself to a thorough, vigorous and diligent program of developing and marketing the Licensed Products;

(b) it has independently evaluated the Patent Rights, Know-How and Materials and Confidential Information, if any, their applicability or utility in COMPANY’s activities, is entering into this Agreement on the basis of its own evaluation and not in reliance of any representation by MAYO, and assumes all risk and liability in connection with such determination;

(c) it now maintains and will continue to maintain throughout the Term and beyond insurance coverage as set forth in Section 9.03 (Indemnification and Insurance) and that such insurance coverage sufficiently covers the MAYO Indemnitees;

(d) the execution and delivery of this Agreement has been duly authorized and no further approval, corporate or otherwise, is required in order to execute this binding Agreement;

(e) it shall comply and require its Sublicensees to comply with all applicable international, national and state laws, ordinances and regulations in its performance under this Agreement; and

(f) its rights and obligations under this Agreement do not conflict with any contractual obligation or court or administrative order by which it is bound.

9.02 DISCLAIMERS.

(a) MAYO HAS NOT MADE AND DOES NOT MAKE ANY PROMISES, COVENANTS, GUARANTEES, REPRESENTATIONS OR WARRANTIES OF ANY NATURE, DIRECTLY OR INDIRECTLY, EXPRESS, STATUTORY OR IMPLIED, INCLUDING WITHOUT LIMITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, SUITABILITY, DURABILITY, CONDITION, QUALITY OR ANY OTHER CHARACTERISTIC OF THE PATENT RIGHTS, KNOW-HOW, MATERIALS OR CONFIDENTIAL INFORMATION.

(b) PATENT RIGHTS, KNOW-HOW, MATERIALS AND CONFIDENTIAL INFORMATION ARE PROVIDED “AS IS,” “WITH ALL FAULTS” AND “WITH ALL DEFECTS,” AND COMPANY EXPRESSLY WAIVES ALL RIGHTS TO MAKE ANY CLAIM WHATSOEVER AGAINST MAYO FOR MISREPRESENTATION OR FOR BREACH OF PROMISE, GUARANTEE, REPRESENTATION OR WARRANTY OF ANY KIND RELATING TO THE PATENT RIGHTS, KNOW-HOW, MATERIALS OR CONFIDENTIAL INFORMATION. MAYO EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES ARISING FROM ANY COURSE OF DEALING, USAGE OR TRADE PRACTICE, WITH RESPECT TO: THE SCOPE, VALIDITY OR ENFORCEABILITY OF THE PATENT RIGHTS, KNOW-HOW, MATERIALS AND CONFIDENTIAL INFORMATION; THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION; OR THAT THE USE, SALE, OFFER FOR SALE OR IMPORTATION OF THE LICENSED PRODUCT, PATENT RIGHTS, KNOW-HOW OR MATERIALS WILL NOT INFRINGE OTHER INTELLECTUAL PROPERTY RIGHTS. NOTHING IN THIS AGREEMENT WILL BE CONSTRUED AS AN OBLIGATION FOR MAYO TO BRING, PROSECUTE OR DEFEND ACTIONS REGARDING THE PATENT RIGHTS, KNOW-HOW, MATERIALS AND CONFIDENTIAL INFORMATION.

(c) COMPANY AGREES THAT MAYO AND ITS AFFILIATES WILL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY OR ARISING OUT OF ANY RIGHTS GRANTED OR PERFORMANCE MADE UNDER THIS AGREEMENT, WHETHER TO OR BY COMPANY, SUBLICENSEE OR A THIRD PARTY. IN NO EVENT WILL MAYO’S LIABILITY OF ANY KIND INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSSES OR DAMAGES, EVEN IF MAYO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR EXCEED THE TOTAL AMOUNT OF ROYALTIES THAT HAVE ACTUALLY BEEN PAID TO MAYO BY COMPANY AS OF THE DATE OF FILING AN ACTION AGAINST MAYO THAT RESULTS IN THE SETTLEMENT OR AWARD OF DAMAGES TO COMPANY.

9.03 INDEMNIFICATION AND INSURANCE.

(a) COMPANY will defend, indemnify and hold harmless MAYO, MAYO’s Affiliates and their respective trustees, officers, agents, independent contractors and employees (“MAYO Indemnitees”) from any and all claims, actions, demands, judgments, losses, costs, expenses, damages and liabilities (including attorneys’ fees, court costs and other expenses of litigation), regardless of the legal theory asserted, arising out of or connected with: (i) [***]; (ii) [***]; and (iii) [***]. MAYO and MAYO’s Affiliates shall have no obligation to indemnify COMPANY hereunder.

(b) The Parties agree that this indemnity should be construed and applied in favor of maximum indemnification of MAYO Indemnitees.

(c) COMPANY will continuously carry occurrence-based liability insurance, including products liability and contractual liability, in an amount and for a time period sufficient to cover the liability assumed by COMPANY hereunder during the Term and after, such amount being at least [***]. In addition, such policy will name MAYO and its Affiliates as additional-named insureds. The minimum limits of any insurance coverage required herein shall not limit COMPANY’s liability.

(d) COMPANY expressly waives any right of subrogation that it may have against MAYO Indemnitees resulting from any claim, demand, liability, judgment, settlement, costs, fees (including attorneys’ fees) and expenses for which COMPANY is obligated to indemnify, defend and hold MAYO Indemnitees harmless under this Agreement.

9.04 PROHIBITION AGAINST INCONSISTENT STATEMENTS. COMPANY shall not make any statements, representations or warranties, or accept any liabilities or responsibilities whatsoever that are inconsistent with any disclaimer or limitation included in this section or any other provision of this Agreement. COMPANY shall not settle any matter that will incur liability for MAYO or require MAYO to make any admission of liability without MAYO’s prior written consent.

Article 10.00 - Term and Termination

10.01 TERM. This Agreement will expire at the end of the Term. After expiration of this Agreement, COMPANY shall have a fully-paid up license.

10.02 TERMINATION FOR BREACH. If COMPANY commits a material breach of this Agreement, including without limitation, the failure to make any required royalty or fee payments hereunder, MAYO will notify COMPANY in writing of such breach and COMPANY will have [***] after such notice to cure such breach to MAYO’s satisfaction. If COMPANY fails to cure such breach, MAYO may, at its sole option, convert any or all exclusive licenses granted hereunder to non-exclusive licenses, or terminate this Agreement in whole or in part by sending COMPANY written notice of termination.

10.03 TERMINATION FOR SUIT. MAYO does not license entities that bring suit against MAYO or its Affiliates and as such, MAYO may immediately terminate this Agreement if COMPANY or any Sublicensee directly or indirectly brings any action or proceeding against MAYO or its Affiliates, except for an uncured material breach of this Agreement by MAYO.

10.04 INSOLVENCY OF COMPANY. This Agreement terminates immediately without an obligation of notice of termination to COMPANY in the event COMPANY ceases conducting business in the normal course, becomes insolvent or bankrupt, makes a general assignment for the benefit of creditors, admits in writing its inability to pay its debts as they are due, permits the appointment of a receiver for its business or assets or avails itself of or becomes subject to any proceeding under any statute of any governing authority relating to insolvency or the protection of rights of creditors.

10.05 RETURN/DESTRUCTION OF MATERIALS / LICENSED PRODUCT. In the event of a termination pursuant to this Article 10 (Term and Termination) and at MAYO’s sole discretion, COMPANY shall either return the Materials and Licensed Product to MAYO or destroy them. If COMPANY is instructed to destroy the Materials and Licensed Product, COMPANY shall provide to MAYO destruction certification within [***] of destroying.

10.06 SURVIVAL. The termination or expiration of this Agreement does not relieve either Party of its rights and obligations that have previously accrued. After the Term, all rights granted immediately revert to MAYO. All Confidential Information of a Party shall be returned or destruction certified, at the disclosing party’s election. Rights and obligations that by their nature prescribe continuing rights and obligations shall survive the termination or expiration of this Agreement including Sections 4.02 (Accounting), 9.03 (Indemnification and Insurance), 10.05 (Return/Destruction of Material/Licensed Product), 10.06 (Survival) and Articles 7 (Use of Name), 8 (Confidentiality) and 11 (General Provisions). COMPANY, on behalf of itself and its Sublicensees, shall provide an accounting for and pay, within [***] of termination or expiration, all amounts due hereunder.

Article 11.00 - General Provisions

11.01 AMENDMENTS. This Agreement may not be amended or modified except by a writing signed by both Parties and identified as an amendment to this Agreement.

11.02 CONSTRUCTION. Each Party acknowledges that it was provided an opportunity to seek advice of counsel and as such this Agreement shall not be construed for or against either Party.

11.03 ENTIRE AGREEMENT. This Agreement constitutes the final, complete and exclusive agreement between the Parties with respect to its subject matter and supersedes all past and contemporaneous agreements, promises, and understandings, whether oral or written, between the Parties.

11.04 EXPORT CONTROL. The Parties agree not to use or otherwise export or re-export anything exchanged or transferred between them pursuant to this agreement except as authorized by United States law and the laws of the jurisdiction in which it was obtained. In particular, but without limitation, items exchanged may not be exported or re-exported (a) into any U.S. embargoed countries or (b) to anyone on the U.S. Treasury Department’s list of Specially Designated Nationals or the U.S. Department of Commerce Denied Person’s List or Entity List. By entering into this Agreement, each Party represents and warrants that they are not located in any such country or on any such list. Each Party also agrees that they will not use any item exchanged for any purposes prohibited by United States law, including, without limitation, the development, design, manufacture or production of missiles, or nuclear, chemical or biological weapons. In the event either Party becomes aware of any suspected violations of this paragraph that Party will promptly inform the other Party of such suspected violations, and cooperate with one another in any subsequent investigation and defense, be they civil or criminal.

11.05 ANTI-CORRUPTION COMPLIANCE. The Parties, their Affiliates, or any Sublicensee, shall conduct themselves in an ethical, lawful, businesslike and professional manner in performance of this Agreement and shall comply with all applicable laws, regulations and directives that may apply to them in the United States or elsewhere. Without limiting the foregoing and for avoidance of doubt, COMPANY, its Affiliates, or any Sublicensee, shall obey the U.S. Foreign Corrupt Practices Act (“FCPA”) (15 USC §§ 78dd-1, et seq.) and any similar applicable anti-bribery provisions, laws or regulations. Each party shall reasonably assist the other party(ies) to assure such compliance at all times during the term of this Agreement. COMPANY’s, its Affiliates’, or any Sublicensee’s failure to adhere to the requirements of this section shall be grounds for Mayo to terminate this Agreement immediately for cause.

11.06 GOVERNING LAW AND JURISDICTION. This Agreement is made and performed in Minnesota. The terms and conditions of this Agreement, as well as all disputes arising under or relating to this Agreement, shall be governed by Minnesota law, specifically excluding its choice-of-law principles, except that the interpretation, validity and enforceability of the Patent Rights will be governed by the patent laws of the country in which the patent application is pending or issued. This is not an Agreement for the sale of goods and as such Article 2 of the Uniform Commercial Code as enacted in Minnesota does not apply.

11.07 HEADINGS. The headings of articles and sections used in this document are for convenience of reference only.

11.08 INDEPENDENT CONTRACTORS. It is mutually understood and agreed that the relationship between the Parties is that of independent contractors. Neither Party is the agent, employee, or servant of the other. Except as specifically set forth herein, neither Party shall have nor exercise any control or direction over the methods by which the other Party performs work or obligations under this Agreement. Further, nothing in this Agreement is intended to create any partnership, joint venture, lease or equity relationship, expressly or by implication, between the Parties.

11.09 INDUCEMENT OF REFERRALS. It is not the purpose of this Agreement or the intent of the Parties to induce or encourage the referral of patients, and there is no requirement under this Agreement or under any other Agreement between the Parties that COMPANY or its staff refer patients to MAYO for products or services. No payment made under this Agreement is made in return for the referral of patients, or is made in return for the purchasing, leasing, or ordering of any products or services.

11.10 LIMITATION OF RIGHTS CREATED. This Agreement is personal to the Parties and shall be binding on and inure to the sole benefit of the Parties and their permitted successors and assigns and shall not be construed as conferring any rights to any third party. Specifically, no interests are intended to be created for any customer, patient, research subjects, or other persons (or their relatives, heirs, dependents, or personal representatives) by or upon whom the Licensed Products may be used.

11.11 NO ASSIGNMENT. Neither Party may assign its rights hereunder to any third party without the prior written consent of the other Party; provided, that a Party may assign its rights without the prior written consent of the other Party to any affiliate or other entity that controls, is controlled by or is under common control with such Party. Any purported assignment in violation of this clause is void. Such written consent, if given, shall not in any manner relieve the assignor from liability for the performance of this Agreement by its assignee.

11.12 NOTICES. All notices and other business communications between the Parties related to this Agreement shall be in writing, sent by certified mail, addressed as follows:

To MAYO:

Mayo Foundation for Medical Education and Research Mayo Clinic Ventures – BB4

200 First Street SW

Rochester, Minnesota 55905-0001

Attn: Ventures Operations

Phone: [***]

Facsimile: [***]

Email: [***]

Fed Tax ID: [***]

To COMPANY:

Fed Tax ID: [***]

Legal Contact/Invoicing Contact/Expense Reimbursement Contact:

Rancho Santa Fe Bio, Inc.

PO Box 2833

Rancho Santa Fe, CA 92067

[***]

Email: [***]

Notices sent by certified mail shall be deemed delivered on the third day following the date of mailing. Either Party may change its address or facsimile number by giving written notice in compliance with this section.

11.13 REGISTRATION OF LICENSES. COMPANY will register and give required notice concerning this Agreement, at its expense, in each country in the Territory where an obligation under law exists to so register or give notice.

11.14 SEVERABILITY. In the event any provision of this Agreement is held to be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect as if the invalid or unenforceable provision had never been a part of the Agreement.

11.15 WAIVER. The failure of either Party to complain of any default by the other Party or to enforce any of such Party’s rights, no matter how long such failure may continue, will not constitute a waiver of the Party’s rights under this Agreement. The waiver by either Party of any breach of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or any other provision. No part of this Agreement may be waived except by the further written agreement of the Parties.

This Agreement may be executed in any number of counterparts which, when taken together, will constitute an original, and photocopy, facsimile, electronic or other copies shall have the same effect for all purposes as an ink-signed original. Each Party hereto consents to be bound by photocopy, facsimile, or electronic signatures of such Party’s representative hereto.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH		RANCHO SANTA FE BIO, INC.

By		By:	/s/ Randy Berholtz
Name:		Name:	Randy Berholtz
Title:		Title:	Chairman and Chief Executive Officer
Date:	12/10/2019	Date:	12/6/2019

Exhibit A

PATENT LISTING

[***]

Exhibit B

DEVELOPMENT PLAN

Exhibit C

PATENT FILING ESTIMATES

Exhibit D

SUBSCRIPTION AGREEMENT

Exhibit E

CAPITALIZATION TABLE

FIRST AMENDMENT TO PATENT LICENSE AGREEMENT

This First Amendment (“Amendment”) is entered into as of May 20, 2021, by and between Mayo Foundation for Medical Education and Research, a Minnesota charitable corporation with offices at 200 First Street SW, Rochester, Minnesota 55905-0001 (“MAYO”) and Rancho Santa Fe Bio, Inc., a Delaware corporation with offices at PO Box 2833, Rancho Santa Fe, CA 92067 (“Company”). (“COMPANY”), each a “Party” and collectively as “Parties”.

WHEREAS, the Parties entered into a patent license agreement (“Agreement”) with an Effective Date of December 6, 2019;

WHEREAS, the Parties desire clarify the intent of a certain provision in the Agreement related to earned royalty obligations (Section 3.03); and

WHEREAS, the Parties desire to extend the dates of the development milestones; NOW, THEREFORE, the Parties hereby agree as follows:

1. Earned Royalties. The following paragraph shall be added to the end of Section 3.03:

“If COMPANY is a party to a license agreement with any third party under which COMPANY obtains a license for technology [***]; provided, however, that in no event will the Earned Royalties be reduced to less than [***] of the Earned Royalties that would otherwise be payable under this Section 3.03 (Earned Royalties). For the avoidance of doubt, the Earned Royalties otherwise due may not be reduced to more than [***] regardless of the number of additional licenses to which COMPANY is a party. COMPANY agrees to notify MAYO immediately if COMPANY enters into any additional license(s) with a third party or parties that would affect the Earned Royalty amount received by MAYO.”

2. Extension of Development Milestones. Section 5.02 of the License Agreement is hereby deleted and replaced with the following:

DEVELOPMENT MILESTONES. In partial satisfaction of its obligations to bring Licensed Products to market, COMPANY will achieve the following commercial development milestones by the dates set forth below. COMPANY will promptly notify MAYO upon the achievement each of the development milestones, identify whether COMPANY or a Sublicensee is responsible for the achievement of such milestone, and the actual date of such achievement.

DEVELOPMENTAL MILESTONES
MILESTONE	DATE
[***]	[***]
[***]	[***]
[***]	[***]

3. Additional Termination Provisions. Sections 10.05 and 10.06 of the License Agreement are hereby deleted and replaced with the following:

10.05 EFFECT. Upon termination of this Agreement for any reason, COMPANY shall (1) assign [***] and (2) provide all related regulatory documentation required for continued development of Licensed Products and shall provide MAYO full and complete copies of development information included in the regulatory documentation, including in vitro studies, toxicology, pharmacokinetic, efficacy, clinical and other technical data and all related correspondence to and from regulatory agencies relating to approval of Licensed Products generated by COMPANY and/or its Affiliates, contractors and agents (hereinafter “Development Information”). Upon termination of this Agreement, COMPANY shall cease manufacturing, processing, producing, using, importing or selling Licensed Products; provided, however, that COMPANY may continue to sell in the ordinary course of business for a period of [***] reasonable quantities of Licensed Products which are fully manufactured and in COMPANY’s normal inventory at the date of termination if (a) all monetary obligations of COMPANY to MAYO have been satisfied and (b) royalties on such sales are paid to MAYO in the amounts and in the manner provided in this Agreement. However, nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of such termination.

10.06 DEVELOPMENT INFORMATION. In the event MAYO enters into a license for such Licensed Products with a third party, COMPANY shall grant such third party the right to make use of Development Information in exchange for the obligation of such third party to reimburse COMPANY for all reasonable and documentable costs incurred by COMPANY in developing or obtaining such Development Information. Should COMPANY have developed any Know-how or other intellectual property covering any Licensed Product during the term of this Agreement, COMPANY shall negotiate in good faith with such third party a license on commercially reasonable terms to practice under the same for development, use or sale of Licensed Product.

10.07 SURVIVAL. The termination or expiration of this Agreement does not relieve either Party of its rights and obligations that have previously accrued. Upon termination but not expiration, all rights granted immediately revert to MAYO. All Confidential Information of a Party shall be returned or destruction certified, at the disclosing party’s election. Rights and obligations that by their nature prescribe continuing rights and obligations shall survive the termination or expiration of this Agreement including Sections 4.02 (Accounting), 9.03 (Indemnification and Insurance), 10.05 (Effect), 10.06 (Development Information), 10.07 (Survival) and Articles 7 (Use of Name), 8 (Confidentiality) and 11 (General Provisions). COMPANY, on behalf of itself and its Sublicensees, shall provide an accounting for and pay, within thirty (30) days of termination or expiration, all amounts due hereunder.

4. Miscellaneous. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. Except as amended or modified by this Amendment, the Parties hereby confirm all other terms and provisions of the Agreement. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile or by e-mail in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other Party.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By:	/s/ Randy Berholtz
Name: Randy Berlholtz
Title: Chief Executive Officer
Date: 5/20/2021

RANCHO SANTE FE BIO, INC.

By:	/s/ Julie A. Henry
Name: Julie A. Henry
Title: Senior Director, Operations, May Clinic Ventures
Date: 5/26/2021

SECOND AMENDMENT TO MAYO FOUNDATION FOR MEDICAL

EDUCATION AND RESEARCH

PATENT LICENSE AND KNOW-HOW AGREEMENT

This Second Amendment (“Second Amendment”) is dated as of August 23rd, 2023 (the “Second Amendment Effective Date”), by and between Mayo Foundation for Medical Education and Research, a Minnesota charitable corporation, located at 200 First Street SW, Rochester, Minnesota 55905-0001 (“MAYO”) and Rancho Sante Fe Bio, Inc, a Delaware for profit corporation, having a place of business at PO Box 2833, Rancho Sante Fe, CA 92067 (“COMPANY”), each a “Party,” and collectively “Parties”.

Recitals:

WHEREAS, the Parties entered into a patent license and know-how agreement with an Effective Date of December 6, 2019, which was subsequently amended on May 20, 2021(“License Agreement”); and

WHEREAS, COMPANY has requested an extension of the development milestones and MAYO has agreed to grant to COMPANY an extension of the development milestones; and

WHEREAS, the Parties desire to extend the dates of the development milestones.

NOW, THEREFORE, in consideration of the promises and covenants set forth in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1.	Development Milestones. Section 5.02 of the License Agreement is hereby deleted and replaced in its entirety with the following:

“5.02 DEVELOPMENT MILESTONES. In partial satisfaction of its obligations to bring Licensed Products to market, COMPANY will achieve the following commercial development milestones by the dates set forth below. COMPANY will promptly notify MAYO upon the achievement each of the development milestones, identify whether COMPANY or a Sublicensee is responsible for the achievement of such milestone, and the actual date of such achievement.

“Developmental Milestones”
Milestone	Date
[***]	[***]
[***]	[***]
[***]	[***]

The terms of this Second Amendment supersede any conflicting or inconsistent terms in the License Agreement. All other provisions of the original License Agreement remain in full force and effect. All capitalized terms used but not otherwise defined in this Second Amendment shall have the meanings given to such terms in the License Agreement.

This Second Amendment may be executed in any number of counterparts which, when taken together, will constitute an original, and photocopy, facsimile, electronic or other copies shall have the same effect for all purposes as an ink-signed original. Each Party hereto consents to be bound by photocopy or facsimile signatures of such Party’s representative hereto.

IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment effective as of the date first above written.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH		RANCHO SANTE FE BIO, INC.

By:	/s/ Julie A. Henry	By:	/s/ Randy Berholtz
Name: Julie A. Henry		Name: Randy Berholtz
Title: Senior Director, Department of Business Development		Title: Chief Executive Officer
Date: 8/25/2023		Date: 8/24/2023

THIRD AMENDMENT TO MAYO FOUNDATION FOR MEDICAL EDUCATION AND

RESEARCH PATENT LICENSE AND KNOW-HOW AGREEMENT

This Third Amendment (“Third Amendment”) is dated as of March 10, 2024 (the “Third Amendment Effective Date”), by and between Mayo Foundation for Medical Education and Research, a Minnesota charitable corporation, located at 200 First Street SW, Rochester, Minnesota 55905-0001 (“MAYO”) and Rancho Sante Fe Bio, Inc, a Delaware for profit corporation, having a place of business at PO Box 2833, Rancho Sante Fe, CA 92067 (“COMPANY”), each a “Party,” and collectively “Parties”.

Recitals:

WHEREAS, the Parties entered into a patent license and know-how agreement with an Effective Date of December 6, 2019, which was subsequently amended on May 20, 2021 and August 23, 2023 (collectively, “License Agreement”);

WHEREAS, reference is hereby made to that Agreement and Plan of Merger by and among Encarda, Inc., the COMPANY and the other parties named therein, dated as of March 10, 2024 (the “Merger Agreement”);

WHEREAS, effective as of the Closing (as defined in the Merger Agreement) MAYO and the COMPANY wish to amend certain provisions of the License Agreement, including, among other things, an extension of the dates of the development milestones; and

WHEREAS, pursuant to Section 11.01 of the License Agreement, the License Agreement may be amended by a writing signed by both Parties and identified as an amendment to the License Agreement.

NOW, THEREFORE, in consideration of the promises and covenants set forth in this Third Amendment, and intending to be legally bound hereby, the Parties agree as follows:

1. Section 5.02 of the License Agreement is hereby deleted and replaced in its entirety with the following:

“5.02 DEVELOPMENT MILESTONES. In partial satisfaction of its obligations to bring Licensed Products to market, COMPANY will achieve the following commercial development milestones by the dates set forth below. COMPANY will promptly notify MAYO upon the achievement each of the development milestones, identify whether COMPANY or a Sublicensee is responsible for the achievement of such milestone, and the actual date of such achievement.”

“Developmental Milestones”
Milestone	Date
[***]	[***]
[***]	[***]
[***]	[***]

2. The terms of this Third Amendment supersede any conflicting or inconsistent terms in the License Agreement. All other provisions of the License Agreement remain in full force and effect. All capitalized terms used but not otherwise defined in this Third Amendment shall have the meanings given to such terms in the License Agreement.

3. This Third Amendment may be executed in any number of counterparts which, when taken together, will constitute an original, and photocopy, facsimile, electronic or other copies shall have the same effect for all purposes as an ink-signed original. Each Party hereto consents to be bound by photocopy or facsimile signatures of such Party’s representative hereto.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Fourth Amendment effective as of the date first above written.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH		RANCHO SANTE FE BIO, INC.

By:	/s/ Julie A. Henry	By:	/s/ Randy Berholtz
Name: Julie A. Henry		Name: Randy Berholtz
Title: Chair, Business Development		Title: Chief Executive Officer
Date: 3/11/2024		Date: 3/11/2924

FOURTH AMENDMENT TO MAYO FOUNDATION FOR MEDICAL

EDUCATION AND RESEARCH PATENT LICENSE AND KNOW-HOW AGREEMENT

This Fourth Amendment (“Fourth Amendment”) is dated as of June 3, 2024 (the “Fourth Amendment Effective Date”), by and between Mayo Foundation for Medical Education and Research, a Minnesota charitable corporation, located at 200 First Street SW, Rochester, Minnesota 55905-0001 (“MAYO”) and Rancho Sante Fe Bio, Inc, a Delaware for profit corporation, having a place of business at PO Box 2833, Rancho Sante Fe, CA 92067 (“COMPANY”), each a “Party,” and collectively “Parties”.

Recitals:

WHEREAS, the Parties entered into a patent license and know-how agreement with an Effective Date of December 6, 2019, which was subsequently amended on May 20, 2021, August 23, 2023 and on March 10, 2024 (collectively, “License Agreement”);

WHEREAS, reference is hereby made to that Agreement and Plan of Merger by and among Encarda, Inc., the COMPANY and the other parties named therein, dated as of March 11, 2024 (the “Merger Agreement”);

WHEREAS, effective as of the Closing (as defined in the Merger Agreement) MAYO and the COMPANY wish to amend certain provisions of the License Agreement, including, among other things, an extension of the dates of the development milestones; and

WHEREAS, pursuant to Section 11.01 of the License Agreement, the License Agreement may be amended by a writing signed by both Parties and identified as an amendment to the License Agreement.

NOW, THEREFORE, in consideration of the promises and covenants set forth in this Fourth Amendment, and intending to be legally bound hereby, the Parties agree as follows:

1. Section 1.07 of the License Agreement is hereby deleted and replaced in its entirety with the following:

“1.07 “Materials”: Mayo Data, Biological specimens or other tangible property provided by MAYO to COMPANY.”

2. Section 1.09 of the License Agreement is hereby deleted and replaced in its entirety with the following:

“1.09 “Net Sales”: means, with respect to a Licensed Product, amount invoiced by COMPANY, an Affiliate of COMPANY, or in the case of a permitted Sublicensee, a Sublicensee for sales of a Licensed Product to Fourth parties, after deduction (if not already deducted in the amount invoiced) of the following items with respect to sales of a Licensed Product:

[***]

3. The following definition shall be added to Article 1 as Section 1.17:

“1.17 “Mayo Data”: any De-identified medical images with associated reports and metadata, owned or controlled and provided to COMPANY by MAYO; and additional de-identified datasets that are owned or controlled by MAYO and provided to COMPANY by MAYO. Mayo Data also includes (a) annotations made to the Mayo Data by COMPANY and (b) any other derivatives of the Mayo Data made by COMPANY. MAYO shall retain sole right, and interest to and in the Mayo Data. For purposes of clarity De-identified data means: (i) PHI that has been de-identified pursuant to 45 CFR § 164.514(b)(1) or (2) or (ii) individually identifiable personal information that is not PHI that has been de-identified or otherwise anonymized pursuant to applicable law.

4. Section 2.01 of the License Agreement is hereby deleted and replaced in its entirety with the following:

“2.01 GRANT. Subject to the terms and conditions of this Agreement, MAYO grants to COMPANY: (a) an exclusive license with the right to sublicense, within the Field and Territory, under the Patent Rights to make, have made, use, offer for sale, sell, and import Licensed Products; (b) a nonexclusive license, with or without the right to sublicense, within the Field and Territory, to use the Know-How and Materials to develop, make, have made, use, offer for sale, sell, and import Licensed Products, and (c) a nonexclusive license, without the right to sublicense, within the Field and Territory, to use the Mayo Data to develop, make, have made, use, offer for sale, sell, and import Licensed Products.

During the [***] following the last signature hereto (the “Technology Transfer Period”), MAYO will provide reasonable access to necessary personnel to transfer Know-How or Materials, but in no event shall MAYO be required to provide any Know-How or Materials in tangible form if it does not exist in tangible form as of the Effective Date, and in no event shall MAYO be required to provide more than [***] of service of such access.”

5. The following shall be added to Article 2.00 (Grant of Rights) as Section 2.06:

“2.06 DATA USE. COMPANY hereby agrees to the following regarding the Mayo Data:

a) In the event that COMPANY become aware, or are notified by MAYO, that any Mayo Data inadvertently contains elements that constitute PHI or individually identifiable personal information (“Personal Data”), COMPANY will (i) promptly notify MAYO, including via a written notice pursuant to Section 11.12 (unless MAYO provided the initial notification), (ii) not access, use or disclose such PHI or Personal Data for any purpose; (iii) not make any attempt to identify the individual to whom such PHI Personal Data pertains; (iii) follow any instructions of MAYO to delete the PHI or Personal Data, (iii) otherwise handle such PHI or Personal Data as required by HIPAA or other applicable law, and MAYO’s reasonable instructions, and (iv) inform members of the COMPANY’S workforce of such restrictions on the access, use, storage or disclosure of such data.

b) COMPANY will not make any attempt to re-identify any individual to whom any Mayo Data pertains.

c) Except for transfers to a Regulatory Authority in relation to obtaining Regulatory Approval, COMPANY shall not transfer the Mayo Data to any third party without MAYO’s written consent.

6. Section 2.03 of the License Agreement is hereby deleted and replaced in its entirety with the following:

“2.03 [Reserved.]”

7. Section 3.01 of the License Agreement is hereby deleted and replaced in its entirety with the following:

“3.01 [Reserved.]”

8. Section 3.06 of the License Agreement is hereby deleted and replaced in its entirety with the following:

“3.06 CHANGE OF CONTROL. COMPANY shall make a nonrefundable and noncreditable payment to MAYO of FIVE HUNDRED THOUSAND DOLLARS ($500,000) upon the first occurrence of a Change of Control.”

For the avoidance of doubt, the “first occurrence of a Change of Control” shall be the Closing of the Merger (as defined in the Merger Agreement).

9. Section 5.02 of the License Agreement is hereby deleted and replaced in its entirety with the following:

“5.02 DEVELOPMENT MILESTONES. In partial satisfaction of its obligations to bring Licensed Products to market, COMPANY will achieve the following commercial development milestones by the dates set forth below. COMPANY will promptly notify MAYO upon the achievement each of the development milestones, identify whether COMPANY or a Sublicensee is responsible for the achievement of such milestone, and the actual date of such achievement.”

“Developmental Milestones”
Milestone	Date
[***]	[***]
[***]	[***]
[***]	[***]

10.

The terms of this Fourth Amendment supersede any conflicting or inconsistent terms in the License Agreement. All other provisions of the License Agreement remain in full force and effect. All capitalized terms used but not otherwise defined in this Fourth Amendment shall have the meanings given to such terms in the License Agreement.

11.

This Fourth Amendment may be executed in any number of counterparts which, when taken together, will constitute an original, and photocopy, facsimile, electronic or other copies shall have the same effect for all purposes as an ink-signed original. Each Party hereto consents to be bound by photocopy or facsimile signatures of such Party’s representative hereto.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Fourth Amendment effective as of the date first above written.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH		RANCHO SANTE FE BIO, INC.

By:	/s/ Andrew J. Danielsen	By:	/s/ Tassos Gianakakos
Name: Andrew J. Danielsen		Name: Tassos Gianakakos
Title: Chair, Mayo Clinic Ventures		Title: President and Chief Executive Officer
Date: 6/6/2024		Date: 6/6/2024

FIFTH AMENDMENT TO MAYO FOUNDATION FOR MEDICAL EDUCATION AND

RESEARCH PATENT LICENSE AND KNOW-HOW AGREEMENT

This Fifth Amendment (“Fifth Amendment”) is dated as of December 22, 2025 (the “Fifth Amendment Effective Date”), by and between Mayo Foundation for Medical Education and Research, a Minnesota charitable corporation, located at 200 First Street SW, Rochester, Minnesota 55905-0001 (“MAYO”) and Rancho Sante Fe Bio, Inc., a Delaware for profit corporation, having a place of business at PO Box 2833, Rancho Santa Fe, California 92067 (“COMPANY”), each a “Party,” and collectively “Parties”.

Recitals:

WHEREAS, the Parties entered into a patent license and know-how agreement with an Effective Date of December 6, 2019, which was subsequently amended on May 20, 2021, August 23, 2023, March 10, 2024, and June 6, 2024 (collectively, “License Agreement”);

WHEREAS, effective as of the Fifth Amendment Effective Date, MAYO and the COMPANY wish to amend certain provisions of the License Agreement, including the field of use; and

WHEREAS, pursuant to Section 11.01 (Amendments) of the License Agreement, the License Agreement may be amended by a writing signed by both Parties and identified as an amendment to the License Agreement.

NOW, THEREFORE, in consideration of the promises and covenants set forth in this Fifth Amendment, and intending to be legally bound hereby, the Parties agree as follows:

1.	Section 1.05 of the License Agreement is hereby deleted and replaced in its entirety with the following:

““Field”: the prevention, diagnosis and/or treatment of any and all human diseases and conditions.”

2.	The first paragraph of Section 2.01 (Grant) of the License Agreement is hereby deleted and replaced in its entirety with the following:

“2.01 GRANT. Subject to the terms and conditions of this Agreement, MAYO grants to COMPANY: (a) an exclusive license, with the right to sublicense (through multiple tiers), within the Field and Territory, under the Patent Rights to make, have made, use, offer for sale, sell, and import Licensed Products; and (b) a nonexclusive license, with the right to sublicense (through multiple tiers), within the Field and Territory, to use the Know-How and Materials to develop, make, have made, use, offer for sale, sell, and import Licensed Products, and (c) a nonexclusive license, with the right to sublicense (through multiple tiers,) subject to approval from MAYO, which shall not be unreasonably, withheld or delayed, within the Field and Territory, to use the Mayo Data to develop, make, have made, use, offer for sale, sell, and import Licensed Products. In the event that COMPANY requests approval to sublicense the Mayo Data to a Sublicensee, the Parties shall use good faith efforts to meet and agree upon mutually agreeable provisions to enable the Mayo Data to be sublicensed to a Sublicensee in accordance with privacy and applicable laws, which may require the Sublicensee to agree to certain reasonable data protection provisions directly with MAYO, provided however, in any event COMPANY shall not be allowed to sublicense the Mayo Data independent of the Patent Rights and/or Know-How.”

All other clauses in Section 2.01 (Grant), except the first sentence as amended above, remain in full force and effect.

3.	Section 2.05 (Sublicenses) of the License Agreement is hereby deleted and replaced in its entirety with the following:

“2.05 SUBLICENSES. COMPANY may grant sublicenses through multiple tiers to Sublicensees. Any sublicense by COMPANY shall be to a Sublicensee that agrees in writing to be bound by substantially the same terms and conditions as COMPANY herein, excluding financial terms and conditions, or such sublicense shall be null and void. COMPANY will provide MAYO with a copy of each sublicense agreement (which may be redacted for financial considerations and for confidential terms unrelated to the scope of the sublicense grant and related obligations) promptly after execution, including, but not limited to, a similarly redacted copy of each sublicense agreement a Sublicensee enters. COMPANY is responsible for the performance of all Sublicensees as if such performance were carried out by COMPANY itself, including the payment of any royalties or other payments provided for hereunder triggered by such sublicense, regardless of whether the terms of any sublicense require that Sublicensee pay such amounts (such as in a fully paid-up license) to COMPANY or that such amounts be paid by the Sublicensee directly to MAYO. Unless MAYO has granted a Direct License pursuant to Section 10.05(a), all rights of Sublicensees shall terminate when COMPANY’s rights terminate.”

4.	Section 3.05 BEST PRICE of the License Agreement is hereby deleted in its entirety.

5.	Section 6.02 (Enforcement) of the License Agreement is hereby deleted and replaced in its entirety with the following:

“6.02 ENFORCEMENT. If [***] becomes aware of a third party infringement of any unexpired claim within the Patent Rights, [***] will promptly provide [***] with written notice. The Parties will meet and confer to discuss an appropriate course of action, if any, to take against the suspected infringer in view of all of the circumstances then existing. [***] shall have the first right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such third party infringement. Subject to any confidentiality obligations [***] shall cooperate with reasonable requests from [***] in support of any such action, but shall not be required to join such action unless it has agreed to do so (such decision not to be unreasonably withheld, conditioned or delayed) in writing prior to the commencement thereof, or unless deemed by the court as a necessary party for purposes of standing or otherwise.”

6.	Section 6.05 (Defense) of the License Agreement is hereby deleted and replaced in its entirety with the following:

“6.05 DEFENSE. [***] will have the first right, but not the obligation, to take any measures deemed appropriate by [***], regarding (a) challenges to the Patent Rights (including interferences, inter partes review, post grant review, cover business method, ex parte examination, or derivation proceedings in the U.S. Patent and Trademark Office and oppositions in foreign jurisdictions) and (b) defense of the Patent Rights (including declaratory judgment actions). [***] shall have the right to comment and participate in any such challenge or action at its request and expense, and will reasonably cooperate upon [***]’s reasonable requests. Should [***] choose not to defend the Patent Rights against any such challenges or actions, then [***] shall have the right to do so at its sole expense.”

7.	The following section shall be added to Article 8.00 (Confidentiality) as Section 8.04:

“8.04 PUBLICATION. In the event Mayo’s Department of Business Development becomes aware of any proposed manuscript or oral presentation relating to the Patent Rights, Mayo’s Department of Business Development shall use efforts equivalent to its ordinary business practices to provide COMPANY with a copy of such manuscript or oral presentation [***] in prior to such anticipated date of publication.

COMPANY may request an additional [***] delay in publication as necessary for the Parties to seek patent protection on information disclosed in such publication or to discuss removing certain information from the publication.”

8.	Section 10.03 (Termination for Suit) of the License Agreement is hereby deleted and replaced in its entirety with the following:

“10.03 TERMINATION FOR SUIT. MAYO does not license to entities that bring suit against MAYO or its Affiliates, and as such, MAYO may immediately terminate this Agreement if COMPANY, its Affiliates or any Sublicensee challenges the validity or enforceability of any Patent Right hereunder. In the event that a Company Affiliate or Sublicensee challenges the validity or enforceability of a Patent Right, MAYO shall not be entitled to terminate this agreement if, within [***] of COMPANY having knowledge of such action, (i) COMPANY terminates the applicable sublicense or (ii) the Affiliate or Sublicensee ceases the suit.”

9.

Section 10.05 of the License Agreement is hereby amended by changing the Section Header to “RETURN/DESTRUCTION OF MATERIALS/LICENSED PRODUCT/DIRECT LICENSE” and adding the following subsection (a) following the initial paragraph of Section 10.05:

(a) Notwithstanding termination of this Agreement, any sublicenses granted by COMPANY related to the Licensed Products shall survive any termination of this Agreement by MAYO pursuant to Article 10, provided that the applicable Sublicensee is not in material breach of its sublicense at the time of such termination. Such sublicense shall then become a direct license by MAYO to such Sublicensee (“Direct License”), and the scope of the Direct License grant shall be the same as the scope of such Sublicensee’s sublicense grant under the applicable sublicense. All terms of a Direct License shall be substantially similar to the terms of the sublicense agreement (provided that the terms of such sublicense agreement are substantially similar to, consistent with, and subject to the terms of this Agreement).

10.	Section 11.12 (Notices) of the License Agreement is hereby deleted and replaced in its entirety with the following:

“11.12 NOTICES. All notices and other business communications between the Parties related to this Agreement shall be in writing, sent by email or certified mail, addressed as follows:

To MAYO:

Mayo Foundation for Medical Education and Research

Mayo Clinic Business Development

200 First Street SW

Rochester, Minnesota 55905-0001

Attn: Ventures Operations

Phone: [***]

Facsimile: [***]

Email: [***]

Fed Tax ID: [***]

To COMPANY:

Attn: General Counsel

Kardigan, Inc.

131 Oyster Point Blvd, Second Floor

South San Francisco, CA 94080

Email: [***]”

11.

The terms of this Fifth Amendment supersede any conflicting or inconsistent terms in the License Agreement. All other provisions of the License Agreement remain in full force and effect. All capitalized terms used but not otherwise defined in this Fifth Amendment shall have the meanings given to such terms in the License Agreement.

12.

This Fifth Amendment may be executed in any number of counterparts which, when taken together, will constitute an original, and photocopy, facsimile, electronic or other copies shall have the same effect for all purposes as an ink- signed original. Each Party hereto consent to be bound by photocopy or facsimile signatures of such Party’s representative hereto.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amendment effective as of the Fifth Amendment Effective Date.

Mayo Foundation for Medical Education and Research		Rancho Sante Fe Bio, Inc.

By:	/s/ Darren S. Carney, PhD	By:	/s/ Brianne Jahn
Name: Darren S. Carney, PhD		Name: Brianne Jahn
Title: Senior Director, Business Development		Title: Chief Financial Officer
Date: 12/23/2025		Date: 12/23/2025